Intellinetics, Inc. Reports Second Quarter

and Six-Month Results

Revenue Growth Over First Quarter

COLUMBUS, OH – (August 14, 2019) – Intellinetics, Inc. (OTCQB: INLX), a cloud-based document solutions provider, announced financial results for the three and six months ended June 30, 2019.

2019 Second Quarter Financial Highlights

●	Total Revenue increased 24% sequentially from Q1 2019.
●	Total Revenue increased 17% from Q2 2018.
●	Software as a Service Revenue increased 30% from Q2 2018.
●	Net Loss of $473,662.
●	Adjusted EBITDA Loss of $163,720, a decrease of 58% from Q2 2018.

2019 Six Month Financial Highlights

●	Total Revenue increased 8% from the same period in 2018.
●	Software as a Service Revenue increased 21% from the same period in 2018.
●	Net Loss of $1,143,515.
●	Adjusted EBITDA Loss of $454,894, a decrease of 34% from the same period in 2018.

Summary – 2019 Second Quarter Results

Revenues for the three months ended June 30, 2019 were $640,608 as compared with $549,678 for the same period in 2018, and as compared with $515,385 for Q1 2019. Intellinetics reported a net loss of $473,662 and $669,451 for the three months ended June 30, 2019 and 2018, respectively, representing a decrease in net loss of $195,789. The decreased net loss was a result of higher revenue, driven by higher professional services, software as a service, and maintenance compared to 2018, partially offset by lower software and third party software, as well as lower cost of revenues and lower operating expenses. Net loss per share for the three months ended June 30, 2019 and 2018 was ($0.03) and ($0.04), respectively.

Summary – 2019 Six-Month Results

Revenues for the six months ended June 30, 2019 were $1,155,993 as compared with $1,075,052 for the same period in 2018. Intellinetics reported a net loss of $1,143,515 and $1,307,960 for the six months ended June 30, 2019 and 2018, respectively, representing a decrease in net loss of $164,445. The decreased net loss was a result of higher revenue, driven by higher professional services, software as a service, and maintenance compared to 2018, partially offset by lower software and third party software, as well as lower cost of revenues and lower operating expenses. Net loss per share for the six months ended June 30, 2019 and 2018 was ($0.06) and ($0.07), respectively.

2019 Highlights

●	Our commitment to the Human Services Provider market continued with the launch of our advanced Incident Case Management System, which vastly enhanced compliance and organization transparency regarding the status of incidents, enabling our customers to make better decisions in providing service to their consumers.
●	Our continued investment in enhancing the security of our platform for all users, as well as help our customers improved their systems through strategic collaboration.
●	We continue to expand and enhance our partnerships with solutions providers, including health care and education, as well as participation in relevant associations.

James F. DeSocio, President & CEO of Intellinetics, stated, “Both our revenues and margins increased in Q2, reflecting traction in a few areas. First, our focused market strategy has enabled our pipeline to grow, which we in turn were able to convert into orders and revenue. Further, a mix shift towards our own internal software and fewer third party solution integrations resulted in higher margins for us. Our backlog of orders is strong and I am excited to see our focus begin to yield results. Our commitment and expertise in the Human Service Provider, state and local government, and education markets is keeping our attention squarely on solutions for these organizations.”

“As an example, our value-add strengths include the workflow engines within our solutions, which we believe are superior to basic cloud storage products. Whether it is our unique AuditshieldTM function, which highlights documents which are missing, or the powerful, rules-based workflow engine driving our Incident Case Management System, the word is getting out that these tools are making a difference for our customers.” DeSocio concluded.

About Intellinetics, Inc.

Intellinetics, Inc., located in Columbus, Ohio, is a cloud-based content services software provider. Its IntelliCloud™ suite of solutions serve a mission-critical role for organizations in highly regulated, risk and compliance-intensive markets in Healthcare, K-12, Public Safety, Public Sector, Risk Management, Financial Services and beyond. IntelliCloud solutions make content secure, compliant, and process-ready to drive innovation, efficiencies and growth. For additional information, please visit www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and new revenues associated with any industry, initiative, or service; Intellinetics’ future revenues, revenue consistency, growth and long-term value, including in 2019; growth of software as a service, professional services, and maintenance revenue; market penetration; execution of Intellinetics’ business plan, strategy, direction and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ solutions providers, including human services, health care, and education, technical development risks, and other risks, uncertainties and other factors discussed from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including in Intellinetics’ most recent annual report on Form 10-K as well as subsequently filed reports on Form 10-Q and Form 8-K. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170 investors@intellinetics.com

Continued

Non-GAAP Financial Measure

Intellinetics uses non-GAAP Adjusted EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP).

A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Loss, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, any income taxes, depreciation and amortization expense, and other non-cash expenses such as share-based compensation, note conversion warrant expense and other financing related transaction costs.

Reconciliation of Net Loss to Adjusted EBITDA

	For the Three Months Ended June 30,
	2019	2018
Net loss - GAAP	$(473,662)	$(669,450)
Interest expense, net	239,347	219,352
Depreciation and amortization	2,099	2,384
Share-based compensation	68,496	62,222
Adjusted EBITDA	$(163,720)	$(385,492)

Reconciliation of Net Loss to Adjusted EBITDA

	For the Six Months Ended June 30,
	2019	2018
Net loss - GAAP	$(1,143,515)	$(1,307,960)
Interest expense, net	472,494	428,336
Depreciation and amortization	4,007	4,578
Share-based compensation	212,120	181,810
Adjusted EBITDA	$(454,894)	$(693,236)

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018

Revenues:
Sale of software	$7,102	$34,158	$8,852	$75,152
Software as a service	229,982	177,583	429,165	354,183
Software maintenance services	252,713	245,299	505,349	488,867
Professional services	142,738	52,605	194,405	111,556
Third Party services	8,073	40,033	18,222	45,294

Total revenues	640,608	549,678	1,155,993	1,075,052

Cost of revenues:
Sale of software	1,164	12,672	3,010	30,533
Software as a service	60,579	68,594	128,268	145,687
Software maintenance services	20,541	25,064	49,919	50,601
Professional services	39,814	19,317	73,320	36,143
Third Party services	8,006	33,954	18,052	44,199

Total cost of revenues	130,104	159,601	272,569	307,163

Gross profit	510,504	390,077	883,424	767,889

Operating expenses:
General and administrative	521,057	593,400	1,060,018	1,136,835
Sales and marketing	221,663	244,391	490,420	506,100
Depreciation	2,099	2,384	4,007	4,578

Total operating expenses	744,819	840,175	1,554,445	1,647,513

Loss from operations	(234,315)	(450,098)	(671,021)	(879,624)

Other income (expense)
Interest expense, net	(239,347)	(219,353)	(472,494)	(428,336)

Total other income (expense)	(239,347)	(219,353)	(472,494)	(428,336)

Net loss	$(473,662)	$(669,451)	$(1,143,515)	$(1,307,960)

Basic and diluted net loss per share:	$(0.03)	$(0.04)	$(0.06)	$(0.07)

Weighted average number of common shares outstanding - basic and diluted	18,524,878	17,729,421	18,502,782	17,724,377

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Balance Sheets

	(Unaudited)
	June 30,2019	December 31, 2018
ASSETS
Current assets:
Cash	$412,224	$1,088,630
Accounts receivable, net	173,898	135,739
Prepaid expenses and other current assets	143,571	162,495
Total current assets	729,693	1,386,864

Property and equipment, net	10,613	9,131
Right of use asset	117,894	-
Other assets	10,284	10,284
Total assets	$868,484	$1,406,279

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$292,073	$308,121
Lease liability - current	21,523	-
Deferred revenues	587,970	723,619
Deferred compensation	141,166	165,166
Notes payable - related party - current	24,014	46,807
Total current liabilities	1,066,746	1,243,713
Long-term liabilities:
Notes payable	3,242,445	3,144,926
Notes payable - related party - net of current portion	1,075,703	1,045,937
Lease liability - net of current portion	100,715	-
Other long-term liabilities	844,862	502,295
Total long-term liabilities	5,263,725	4,693,158

Total liabilities	6,330,471	5,936,871

Stockholders’ deficit:
Common stock, $0.001 par value, 75,000,000 shares authorized; 18,524,878 and 17,729,421 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	31,528	30,733
Additional paid-in capital	14,312,785	14,101,460
Accumulated deficit	(19,806,300)	(18,662,785)
Total stockholders’ deficit	(5,461,987)	(4,530,592)
Total liabilities and stockholders’ deficit	$868,484	$1,406,279

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Six Months Ended June 30,
	2019	2018

Cash flows from operating activities:
Net loss	$(1,143,515)	$(1,307,960)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,007	4,578
Bad debt expense	4,121	(3,834)
Amortization of deferred financing costs	91,925	124,431
Amortization of beneficial conversion option	35,360	128,477
Amortization of right of use asset	20,655	-
Stock issued for services	87,500	57,500
Stock options compensation	124,620	124,310
Changes in operating assets and liabilities:
Accounts receivable	(42,280)	100,247
Prepaid expenses and other current assets	18,924	(61,445)
Right of use asset	(138,549)	-
Accounts payable and accrued expenses	(16,048)	(10,068)
Lease liability, current and long-term	122,238	-
Deferred compensation	(24,000)	(24,000)
Other long-term liabilities	342,567	150,311
Deferred revenues	(135,649)	(100,139)
Total adjustments	495,391	490,368
Net cash used in operating activities	(648,124)	(817,592)

Cash flows from investing activities:
Purchases of property and equipment	(5,489)	(3,410)
Net cash used in investing activities	(5,489)	(3,410)

Cash flows from financing activities:
Repayment of notes payable - related parties	(22,793)	(23,947)
Net cash used in/provided by financing activities	(22,793)	(23,947)

Net increase (decrease) in cash	(676,406)	(844,949)
Cash - beginning of period	1,088,630	1,125,921
Cash - end of period	$412,224	$280,972

Supplemental disclosure of cash flow information:
Cash paid during the period for interest and taxes	$4,405	$28,973